Exhibit 32

COMSYS IT PARTNERS, INC. AND AFFILIATES

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies this quarterly report on Form 10-Q (the “Form 10-Q”) for the three months ended April 3, 2005 of COMSYS IT Partners, Inc. (the “Issuer”).

In connection with the Form 10-Q, each of the undersigned, Michael T. Willis, the Chairman of the Board, Chief Executive Officer and President of the Issuer, and Joseph C. Tusa, Jr., Senior Vice President and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, that to the best of their knowledge:

(i) the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer as of the dates and for the periods indicated in the Form 10-Q.

Dated: May 6, 2005.

By:	/S/ MICHAEL T. WILLIS

Name:	Michael T. Willis
Title:	Chairman of the Board, Chief Executive Officer and President

By:	/S/ JOSEPH C. TUSA, JR.
Name:	Joseph C. Tusa, Jr.
Title:	Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to COMSYS IT Partners, Inc. and will be retained by COMSYS IT Partners, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.